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                                                               EXHIBIT EX-99.j.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 12, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to the Board of Trustees and Shareholders of AB Funds Trust (consisting of Flexible Income Fund, Growth & Income Fund, Capital Opportunities Fund, Global Equity Fund, Money Market Fund, Low-Duration Bond Fund, Medium-Duration Bond Fund, Extended-Duration Bond Fund, Equity Index Fund, Value Equity Fund, Growth Equity Fund, Small Cap Equity Fund, and International Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Schedule of Additional Information.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
June 19, 2003